AIRCRAFT TIME SHARING AGREEMENT

BETWEEN

NIKE, INC.
AN OREGON CORPORATION

AND

JOHN J. DONAHOE II

DATED

OCTOBER 17, 2019

EFFECTIVE

JANUARY 13, 2020

INSTRUCTIONS TO COMPLY WITH TRUTH‑IN‑LEASING REQUIREMENTS
Mail a copy of the lease to the following address via certified mail, return receipt requested, immediately upon execution of the lease (14 C.F.R. 91.23 requires that the copy be sent within twenty‑four hours after it is signed):
Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125
Telephone the nearest Flight Standards District Office at least forty‑eight hours prior to the first flight under this lease.
Carry a copy of the lease in the aircraft at all times.
For questions regarding this lease, please contact Alan M. Burnett, CenterPoint Aviation Law PLLC at (206) 805-5700.

AIRCRAFT TIME SHARING AGREEMENT

THIS AIRCRAFT TIME SHARING AGREEMENT (this “Agreement”) is dated as of October 17, 2019 and is effective as of January 13, 2020 (the “Effective Date”), by and between NIKE, INC., an Oregon corporation (“Time Share Lessor”), and JOHN J. DONAHOE II (“Time Share Lessee”).
RECITALS

WHEREAS, Time Share Lessor owns and operates that certain 2013 Gulfstream Aerospace GV-SP (G550) aircraft bearing manufacturer’s serial number 5421 and U.S. registration number N3546, and all other appliances, avionics, parts, additions, accessories, instruments, components and other items of equipment now installed thereon, and all flight manuals, log books and records required by the Federal Aviation Administration (the “FAA”), relating to said aircraft, engines and components (collectively, the “Aircraft”);
WHEREAS, Time Share Lessee desires to use Time Share Lessor’s Aircraft and has requested that Time Share Lessor make the Aircraft available to it from time to time; and
WHEREAS, Time Share Lessor is willing to make the Aircraft available to Time Share Lessee on a time share basis but only in accordance with and subject to the terms and conditions of (a) this Agreement and (b) the Federal Aviation Regulations (“FAR”) including, without limitation, Subpart F, entitled “Large and Turbine-Powered Multi-Engine Airplanes” and specifically Sections 91.501(b)(6), (c)(1) and (d) relating to time sharing agreements.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AGREEMENT

1.LEASE OF AIRCRAFT. Time Share Lessor hereby agrees to lease the Aircraft to Time Share Lessee and Time Share Lessee hereby agrees to lease the Aircraft from Time Share Lessor from time to time on a non-exclusive basis subject to (a) FAR Sections 91.501(b)(6), (c)(1) and (d) relating to “time sharing agreements” (the “Applicable FAR”) and (b) the terms and conditions set forth herein. Each flight made under this Agreement shall be referred to herein as a (“Time Sharing Flight”).
2.    TERM OF AGREEMENT. The term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue in full force and effect for sixty (60) months from the Effective Date, unless terminated earlier pursuant to Section 14 hereof.
3.    LEASE PAYMENTS.

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(a)    Time Share Lessee shall pay to Time Share Lessor an amount to be agreed upon by Time Share Lessee and Time Share Lessor not to exceed all time sharing costs (as set forth on EXHIBIT A hereto, and hereinafter referred to as “Time Sharing Costs”) for each Time Sharing Flight. Notwithstanding any such requirement, Time Share Lessee shall not be required to pay any amounts that are not allowed to be paid by Time Share Lessee to Time Share Lessor under the Applicable FAR. Should for any reason whatsoever Time Share Lessor receive from Time Share Lessee any amounts under this Agreement not otherwise allowed under the Applicable FAR, Time Share Lessor shall immediately refund to Time Share Lessee such disallowed amounts.
(b)    Time Share Lessee hereby agrees to pay such Time Sharing Costs to Time Share Lessor within thirty (30) days after receipt of Time Share Lessor’s written invoice therefor, which will include supporting documentation relating to the Time Sharing Costs.
4.    TAXES.
(a)    Time Share Lessee shall be liable for and shall pay on or before their due dates, any sales, use or excise taxes imposed or otherwise assessed for each Time Sharing Flight. Notwithstanding the above, nothing contained herein shall be construed to require Time Share Lessee to pay or reimburse Time Share Lessor for any franchise, sales, use, personal property, business property or any other taxes, governmental charges or assessments imposed on the Aircraft or on Time Share Lessor based on its ownership or possession of the Aircraft or any tax computed on the basis of Time Share Lessor’s income, generally, and/or ownership or possession of its assets, including the Aircraft.
(b)    If any taxing authority requires that a tax required to be paid by Time Share Lessee hereunder be collected and/or paid to the taxing authority directly by Time Share Lessor, including the federal excise tax imposed under Internal Revenue Code §4261 (the “Commercial Transportation Tax”), Time Share Lessee shall, within thirty (30) days of its receipt of a written invoice from Time Share Lessor, pay to Time Share Lessor the amount of such tax, unless such tax is being contested pursuant to Section 4(c) hereof. The parties acknowledge that reimbursement of all items specified in Exhibit A, except for subsections (7) and (8) thereof, are subject to the federal excise tax imposed under the Commercial Transportation Tax. Time Share Lessee shall pay to Time Share Lessor (for payment to the appropriate governmental agency) any Commercial Transportation Tax applicable to flights of the Aircraft conducted hereunder. Time Share Lessee shall indemnify Time Share Lessor for any claims related to the Commercial Transportation Tax, except for the failure of such party to remit taxes properly tendered by Time Share Lessee.
(c)    Time Share Lessee shall have the right to contest the validity or amount of any tax required to be paid by Time Share Lessee hereunder by legal proceedings promptly instituted and diligently conducted. Time Share Lessee shall keep Time Share Lessor updated on the progress of any such contest and Time Share Lessee will provide Time Share Lessor with a copy of all correspondence and documentation related to the contest.

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5.    SCHEDULING AND CANCELLATIONS.
(a)    Time Share Lessee may from time to time request the use of the Aircraft for a Time Sharing Flight by contacting Time Share Lessor’s scheduler (as identified from time to time to Time Share Lessee by Time Share Lessor, “Scheduler”). Scheduler shall advise Time Share Lessee as to whether or not the Aircraft is available for Time Share Lessee’s use and schedule the Aircraft accordingly. Such determination of availability and scheduling shall be made by Scheduler, on behalf of Time Share Lessor, in Scheduler’s/Time Share Lessor’s sole discretion.
(b)    In addition to proposed schedules and flight times, Time Share Lessee shall provide the following information for each proposed flight at some time prior to scheduled departure as required by Time Share Lessor or Time Share Lessor’s flight crew:
(i)    proposed departure point;
(ii)    destination;
(iii)    date and time of flight;
(iv)    number of anticipated passengers;
(v)    nature and extent of luggage and/or cargo to be carried;
(vi)    date and time of return flight, if any; and
(vii)    any other information concerning the proposed flight that is pertinent or required by Time Share Lessor or its flight crew.
(c)    Scheduler, on behalf of Time Share Lessor, shall arrange for flight crew, landing permits, clearances and ground handling for all destinations and coordinate the Aircraft’s movements to support Time Share Lessee’s travel schedule.
(d)    Time Share Lessee shall notify Scheduler of any desired cancellation or rescheduling of a Time Sharing Flight. Cancellation or rescheduling charges to be paid by Time Share Lessee shall be limited to Time Sharing Costs incurred in preparation for the cancelled or rescheduled Time Sharing Flight by Time Share Lessor as of the time of such notification, including the return of the Aircraft to its home base (as set forth in Section 27, below). Time Share Lessor shall cause Scheduler to notify Time Share Lessee of any desired or required cancellation by Time Share Lessor. Time Share Lessor shall not be liable to Time Share Lessee for any damages or losses of Time Share Lessee, or any other party, incurred in connection with the cancellation by Time Share Lessor of any Time Sharing Flight. Time Share Lessor shall have sole and exclusive final authority over the scheduling of the Aircraft; and the needs of Time Share Lessor for the Aircraft shall take precedence over Time Share Lessee’s rights and Time Share Lessor’s obligations under this Agreement. Time Share Lessor shall have no obligation under this Agreement to arrange for or to provide air travel in the event that the Aircraft is unavailable to satisfy Time Share Lessee’s requests for flight time.

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6.    MAINTENANCE RESPONSIBILITY. Time Share Lessor, at its own cost and expense, shall be responsible for all service, repair, inspection, maintenance and overhaul to be done to the Aircraft during the term of this Agreement. Such service, repair and maintenance shall take precedence over scheduling of the Aircraft for Time Sharing Flights, unless such can be safely deferred in accordance with applicable laws and regulations, as determined in Time Share Lessor’s sole discretion, subject to the final authority of the pilot in command (“Pilot-In-Command”) to not initiate or to terminate a Time Sharing Flight. Time Share Lessor shall maintain all records, logs and other materials required by the United States Department of Transportation or the FAA with respect to the maintenance of the Aircraft.
7.    OPERATIONAL CONTROL. Time Share Lessor shall have complete and absolute operational control of the Aircraft. “Operational Control” as defined in 14 C.F.R. Paragraph 1.1 and for the purpose of this Agreement, with respect to a flight, means the exercise of authority over initiating, conducting or terminating a flight, that shall include, without limitation, providing the flight crew, selecting the Pilot-In-Command and all other physical and technical operations of the Aircraft. The Pilot-In-Command shall determine the routing, approve the payload and otherwise decide all matters relating to the safety of each flight. No such action of the Pilot‑in‑Command shall create or support any liability for loss, injury, damage or delay to Time Share Lessee or any other party. The parties further agree that Time Share Lessor shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions or acts of God. Time Share Lessor shall employ or contract with others to employ, pay for and provide to Time Share Lessee a qualified flight crew for each flight undertaken under this Agreement.
8.    LEGAL TITLE TO THE AIRCRAFT. Legal title to the Aircraft shall remain in Time Share Lessor at all times. Time Share Lessee undertakes, to the extent permitted by applicable law, to do all such further acts, deeds, assurances or things as may, in the reasonable opinion of Time Share Lessor, be necessary or desirable in order to protect or preserve Time Share Lessor’s title to the Aircraft. To the extent requested by Time Share Lessor, its successors or assigns, Time Share Lessee shall take all action necessary to continue all right, title and interest of Time Share Lessor, its successors or assigns in the Aircraft under applicable law against any claims of Time Share Lessee and any parties claiming by, through or under such Time Share Lessee.
9.    REPRESENTATIONS AND WARRANTIES OF TIME SHARE LESSOR. Time Share Lessor hereby represents and warrants to Time Share Lessee as follows:
(a)    Time Share Lessor has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of the Agreement by Time Share Lessor have been duly authorized by all necessary action on the part of Time Share Lessor. The Agreement constitutes a legal, valid and binding obligation of Time Share Lessor, enforceable in accordance with its terms.
(b)    Time Share Lessor is a corporation duly organized, existing and in good standing under the laws of the State of Oregon and has all necessary power and authority under

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applicable corporate law and its organizational documents to own or lease its properties and to carry on its business as presently conducted.
(c)    Time Share Lessor is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49, United States Code.
(d)    Time Share Lessor is eligible for the benefits of the Applicable FAR.
TIME SHARE LESSOR DOES NOT MAKE ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE DESIGN, OPERATION, OR CONDITION OF, OR AS TO THE QUALITY OF THE AIRCRAFT. IN ADDITION, TIME SHARE LESSOR MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS OF SUCH AIRCRAFT FOR ANY PARTICULAR PURPOSE OR ANY OTHER WARRANTY OR REPRESENTATION WHATSOEVER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, IN NO EVENT SHALL TIME SHARE LESSOR BE LIABLE TO TIME SHARE LESSEE OR ANY PARTY CLAIMING BY OR THROUGH TIME SHARE LESSEE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, WHETHER FORESEEABLE OR NOT, THAT ARE IN ANY WAY RELATED TO THIS AGREEMENT OR THE BREACH THEREOF, THE USE OR INABILITY TO USE THE AIRCRAFT, DELAYS OR CANCELLATIONS OF TIME SHARING FLIGHTS, AND/OR FROM ANY OTHER CAUSE WHATSOEVER IN REGARD TO THE AIRCRAFT.

10.    REPRESENTATIONS AND WARRANTIES OF TIME SHARE LESSEE. Time Share Lessee hereby represents and warrants to Time Share Lessor as follows:
(a)    Time Share Lessee has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of the Agreement by Time Share Lessee have been duly authorized by all necessary action on the part of Time Share Lessee. The Agreement constitutes a legal, valid and binding obligation of Time Share Lessee, enforceable in accordance with its terms.
(b)    As of the Effective Date, Time Share Lessee is an individual resident of the State of Oregon and has all necessary power and authority to lease property and to carry on his business as presently conducted.
(c)    Time Share Lessee shall refrain from incurring any mechanics or other lien in connection with inspection, preventive maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, nor shall there be any attempt by Time Share Lessee to convey, mortgage, assign, lease or in any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien.
(d)    Time Share Lessee is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49, United States Code.

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11.    AIRCRAFT USE BY TIME SHARE LESSEE. It is understood and agreed by Time Share Lessee that Time Share Lessee’s use of the Aircraft for each Time Sharing Flight shall be for its own account and that Time Share Lessee is prohibited from providing transportation of passengers or cargo for compensation or hire under the FAR.
12.    INSURANCE. Time Share Lessor will maintain, or cause to be maintained and in effect, at all times during the term of this Agreement, with insurers of recognized responsibility, aircraft hull and liability insurance with respect to the Aircraft in such amount and type usually carried by companies similarly situated with Time Share Lessor, acting as an operator, and leasing and operating similar aircraft, and covering such other risks as are customarily insured against by such companies. Time Share Lessor agrees to name Time Share Lessee as an additional insured under such policies during the duration of each Time Sharing Flight.
13.    LIMITATION OF LIABILITY. Each party to this Agreement agrees to indemnify and hold harmless the other party and its respective officers, directors, partners, employees, shareholders and affiliates from any claim, damage, loss or reasonable expense, including attorneys’ fees arising in the course of a Time Sharing Flight that results from the gross negligence or willful misconduct of the indemnifying party.
    EXCEPT AS OTHERWISE EXPRESSELY SET FORTH HEREIN, IN NO EVENT (OTHER THAN AS SET FORTH IN THIS SECTION 13) SHALL EITHER PARTY BE LIABLE FOR OR HAVE ANY DUTY FOR INDEMNIFICATION OR CONTRIBUTION TO THE OTHER PARTY FOR ANY CLAIMED INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR FOR ANY DAMAGES CONSISTING OF DAMAGES, LOSS OF PROFIT OR INSURANCE DEDUCTIBLE.
The provisions of this paragraph shall survive the termination or expiration of this Agreement.
14.    TERMINATION.
(a)    Either party may terminate this Agreement at any time upon one (1) day prior written notice to the other party.
(b)    This Agreement shall automatically terminate upon the occurrence of any one of the following: (i) the total loss or deemed total loss of the Aircraft, and (ii) the sale of the Aircraft.
15.    ASSIGNMENT. Neither party shall assign this Agreement or any rights hereunder at any time without the other party’s prior written consent.
16.    AMENDMENTS AND WAIVERS. No term or provision of this Agreement may be amended, modified, waived, discharged or terminated orally, but only by a written instrument signed by the party against which enforcement of such amendment, modification, waiver, discharge or termination is sought. No delay or failure by either party to exercise any right under this Agreement shall constitute a waiver of that or any other right hereunder and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

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17.    NOTICES. Unless otherwise expressly provided by law or herein, all notices, instructions, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid and return receipt requested, or sent by facsimile transmission (the receipt of which shall be confirmed by the parties, either by a confirming copy sent by air mail, postage prepaid, or some other manner that confirms receipt of the facsimile) and the date of personal delivery of facsimile transmission or five (5) business days after the date of mailing (other than in the case of the mailing of a confirming copy of a facsimile transmission), as the case may be, shall be the date of such notice, in each case to the address of such party set forth on the signature page hereto (or at such other address and/or facsimile number as Time Share Lessee shall have furnished to Time Share Lessor in writing).
18.    ENTIRE AGREEMENT. This Agreement is the entire Agreement between the parties. No agreements, representations or warranties other than those specifically set forth herein shall be binding on either party unless in a writing signed by both parties.
19.    GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Oregon without regard to conflicts of law principles.
20.    HEIRS AND SUCCESSORS. This Agreement and each of its provisions shall be binding on and shall inure to the benefit of the respective heirs, devisees, legatees, executors, administrators, trustees, successors and assigns of the parties to this Agreement. Nothing contained in this Section 20 shall be construed as a consent by such party to any assignment of this Agreement or any interest therein by the other party.
21.    FURTHER ASSURANCES. Each party shall execute and deliver to the other such further documents and take such further action as may be necessary to effectuate the intent and purpose of this Agreement.
22.    CAPTIONS. The captions used in this Agreement are solely for convenience of reference and do not form part of the Agreement.
23.    NO THIRD PARTY BENEFICIARY. No party, other than the parties expressly named herein, is intended to be a beneficiary of any provision of this Agreement.
24.    SEVERABILITY. If any term or provision of this Agreement or the application thereof to any party or circumstances shall, to any extent, be prohibited or unenforceable, the remainder of this Agreement, or the application of such term or provision to parties or circumstances other than those as to which it is held prohibited or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
25.    ATTORNEYS’ FEES. In the event that a dispute arises regarding this Agreement, the prevailing party shall be entitled to its attorneys' fees and expenses incurred in addition to any other relief to which it is entitled.

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26.    COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.
27.    HOME BASE OF AIRCRAFT. The Aircraft is based at the Hillsboro airport in Hillsboro, Oregon.
28.    TRUTH IN LEASING.
TIME SHARE LESSOR HAS REVIEWED THE AIRCRAFT’S MAINTENANCE RECORDS AND OPERATING LOGS AND HAS FOUND THAT, DURING THE TWELVE (12) MONTHS PRECEDING THE EFFECTIVE DATE, THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS. TIME SHARE LESSOR CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.
TIME SHARE LESSOR AND TIME SHARE LESSEE CERTIFY THAT TIME SHARE LESSOR AND NOT TIME SHARE LESSEE IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS AGREEMENT DURING THE AGREEMENT TERM. TIME SHARE LESSOR FURTHER CERTIFIES THAT TIME SHARE LESSOR UNDERSTANDS ITS RESPONSIBILITY FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.
TIME SHARE LESSOR AND TIME SHARE LESSEE UNDERSTAND THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.
TIME SHARE LESSOR AND TIME SHARE LESSEE CERTIFY AND AGREE THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES DURING ANY TIME SHARING FLIGHT, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY IDENTIFIED REPRESENTATIVE OF THE FEDERAL AVIATION ADMINISTRATION.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, the parties have executed this AIRCRAFT TIME SHARING AGREEMENT as of the day and year first above written.

TIME SHARE LESSOR:	TIME SHARE LESSEE:
NIKE, INC. An Oregon Corporation	JOHN J. DONAHOE II An Individual
By:________________________________	By:_________________________________
Printed Name:_______________________
Title:_______________________________
Address: One Bowerman Drive	Address: One Bowerman Drive
Beaverton, OR 97005-6453	Beaverton, OR 97005-6453

EXHIBIT A

TIME SHARING COSTS
(Actual Costs)

1.    Fuel, oil, lubricants and other additives.

2.    Travel expenses of the crew, including food, lodging and ground transportation.

3.    Hangar and tie-down costs away from the Aircraft’s base of operation.

4.    Insurance obtained for the specific flight.

5.    Landing fees, airport taxes and similar assessments.

6.    Customs, foreign permit and similar fees directly related to the flight.

7.    In-flight food and beverages.

8.    Passenger ground transportation.

9.    Flight planning and weather contract services.

10.    A “time sharing charge” not to exceed the amount set forth in number 1 above.

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